Exhibit 5


                   [CADWALADER, WICKERSHAM & TAFT LETTERHEAD]


November 13, 2000



The Bear Stearns Companies Inc.
245 Park Avenue
New York, New York  10167

Re:   The Bear Stearns Companies Inc. Registration Statement on Form S-3
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Ladies and Gentlemen:

We have acted as special counsel to The Bear Stearns Companies Inc. (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of up to 5,856,112 shares of common stock, par value $1.00 per share, of the Company (the "Shares") to be sold by the Selling Stockholders enumerated in the Prospectus constituting part of the Registration Statement (the "Prospectus"). The Shares will be acquired by the Selling Stockholders pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors (the "Plan").

In rendering the opinion set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Transaction Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinion expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. We have also assumed that all documents, agreements and instruments examined by us in the form of drafts will, when executed by the requisite signatories thereto, conform in substance and form in all material respects to the drafts that we have examined. As to any facts material to such opinions that were not known to
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The Bear Stearns Companies Inc.       -2-                      November 13, 2000



us, we have relied upon statements and representations of officers and other representatives of the Company. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

In particular, we have examined and relied upon the Registration Statement, the Prospectus and the Plan (collectively, the "Transaction Documents").

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

Based upon and subject to the qualifications set forth herein, we are of the opinion that the Shares, when issued in accordance with the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus constituting a part of the Registration Statement under the caption "Validity of the Common Stock," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ CADWALADER, WICKERSHAM & TAFT